Exhibit 10.4

SECOND AMENDMENT TO THE

NEWELL RUBBERMAID INC.

2008 DEFERRED COMPENSATION PLAN

THIS SECOND AMENDMENT (this “Amendment”) to the Newell Rubbermaid Inc. 2008 Deferred Compensation Plan (the “Plan”) is made effective as of November 8, 2017, by Newell Brands Inc. (the “Company”). All capitalized terms used, but not defined herein, shall have the same meanings set forth in the Plan.

W I T N E S S E T H:

WHEREAS, the Company maintains the Plan to, in part, provide certain eligible employees with the opportunity to defer portions of their base salary and incentive compensation, in accordance with the provisions of the Plan; and

WHEREAS, under Section 8.1 of the Plan, the Company has reserved the right to amend the Plan, in whole or in part, at any time by action of the Board; and

WHEREAS, in connection with the implementation of a new benefit plans governance structure, the Company has determined that it is appropriate to amend the Plan to hereafter provide that the U.S. Benefits Administration Committee (the “BAC”) shall have all powers, duties and responsibilities with respect to the operation and administration of the Plan and the U.S. Benefits Investment Committee (the “BIC”) shall have all powers, duties and responsibilities with respect to decisions regarding the investment crediting indices under the Plan; and

WHEREAS, in connection with the establishment of the Newell Supplemental Employee Savings Plan (the “Newell Supplemental Savings Plan”) by Newell Operating Company, a subsidiary of the Company, effective January 1, 2018, eligible employees of the Company and certain of its affiliates who are selected to participate in the Newell Supplemental Savings Plan will be permitted (i) to defer portions of their base salary, commissions and incentive compensation and (ii) to receive certain other retirement benefits through employer contribution credits, under the Newell Supplemental Savings Plan, all in accordance with the terms of such plan; and

WHEREAS, in connection with the establishment of the Newell Supplemental Savings Plan, the Company now desires to further amend the Plan to provide that an employee of the Company or one of its affiliates may be selected by the BAC, or by the Board, to participate in the Plan with respect to any period on or after January 1, 2018, only if such employee (i) is determined by the BAC to be ineligible to participate in the Newell Supplemental Savings Plan for such period and (ii) is participating in the Plan for all or a portion of 2017; and

WHEREAS, the Company has amended the Plan by First Amendment, dated August, 2017; and

NOW, THEREFORE, the Company hereby amends the Plan as set forth herein effective as of November 8, 2017.

1. The definition of “Committee” is amended to read, in its entirety, as set forth below:

“Committee” means the Newell U.S. Benefits Administration Committee (or its designee), provided, that, for purposes of Article V, the Committee shall be the U.S. Benefits Investment Committee (or its designee).

2. Section 2.1 of the Plan is amended to read, in its entirety, as follows below:

2.1 Selection by Committee. Participation in the Plan is limited to (a) those employees of the Affiliated Group who are expressly selected by the Board or the Committee, in their sole discretion, to participate in the Plan, provided, that, the selected employees primarily consist of a “select group of management or highly compensated employees,” within the meaning of Sections 201, 301 and 401 of ERISA (the “Eligible Employees”), and (b) Directors. In lieu of expressly selecting Eligible Employees for Plan participation, the Board or the Committee may establish eligibility criteria providing for participation of all Eligible Employees who satisfy such criteria. The Board or the Committee may at any time, in its sole discretion, change the eligibility criteria for Eligible Employees, or determine that one or more Participants will cease to be an Eligible Employee. An Eligible Employee shall be permitted to make a Deferral Election with respect to any Base Salary and Incentive Compensation earned for any calendar year that begins on or after January 1, 2018 only if such employee (a) is determined by the Committee to be ineligible to participate in the Newell Brands Supplemental Employee Savings Plan for such period and (b) was a Participant in the Plan and had made a Deferral Election with respect to any Base Salary and/or Incentive Compensation earned for all or a portion of the 2017 calendar year.

IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed as of the date set forth above.

NEWELL BRANDS INC.

By:	/s/ Bradford R. Turner

Name:	Bradford R. Turner
Title:	Chief Legal & Administrative Officer